Exhibit 10.4B
CHS ANNUAL VARIABLE PAY PLAN
APPENDIX B, 2017 PLAN MODIFICATION

CHS is implementing a plan modification to the CHS Annual Variable Pay Plan (the Plan) for fiscal 2017 (“Modification”). This allows for an Award at the threshold performance target to be earned if the Company’s fiscal 2017 ROAE is less than the threshold performance target, provided the following enterprise goals (“Modification Goals”) are both determined to have been achieved:

•	Total company selling, general and administrative (SG&A) expenses do not exceed the amount of total Company SG&A budgeted in the fiscal 2017 budget approved by the CHS Board of Directors; and

•	At least 95 percent of exempt-classified employees have completed fiscal 2016 performance reviews and fiscal 2017 performance goals as measured in the records of the Company’s TalentManager system.

Under the Modification, if CHS does not achieve the threshold ROAE results, but it is determined the Modification Goals have been met, Participants will earn an award for all three components (ROAE, ROA, Individual) at the threshold award level.
The examples below illustrate earned compensation under the Modification for both a Corporate Contributor and a Business Unit Contributor who have the same base pay and target award opportunity:

Corporate Contributor

Award Target	ROAE 60% Weight	ROA 10% Weight	Individual 30% Weight	100% Total
Maximum	$4,200	$700	$2,100	$7,000
Target	$2,100	$350	$1,050	$3,500
Threshold	$1,050	$175	$525	$1,750

Business Unit Contributor

Award Target	ROAE 10% Weight	ROA 60% Weight	Individual 30% Weight	100% Total
Maximum	$700	$4,200	$2,100	$7,000
Target	$350	$2,100	$1,050	$3,500
Threshold	$175	$1,050	$525	$1,750
Also, if the threshold ROAE results are not achieved and it is determined that the Modification Goals have been met, a business unit that achieves ROA results of target goal level or higher will receive the higher value of the following awards:

•	Modification earned award at threshold award level, or

•	Earned award for the business unit component only (CHS ROAE and Individual component earned award is zero under this scenario)
In the following example a business unit achieves 110% of its target ROA goal, so even though the CHS threshold ROAE results have not been achieved, the business unit component of the Plan provides an earned award. In this case the business unit earned award is $2,310, which is higher than the Modification earned award of $1,750. The Business Unit Contributor role would receive the earned award of $2,310.

Business Unit Contributor

Performance Measures	Goal Weighting	Target Award	X	Performance to Target	=	Goal/ Award Result
CHS ROAE	10%	$350	X	0%	=	$0
Business Unit ROA	60%	$2,100	X	110%	=	$2,310
Individual Performance	30%	$1,050	X	0%	=	$0
Totals	100%	$3,500				$2,310